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                         INVESTMENT MANAGEMENT AGREEMENT

                              dated March 14, 1995

                                 by and between

                          THE GREATER CHINA FUND, INC.

                                       and

                         BARING INTERNATIONAL INVESTMENT
                               (FAR EAST) LIMITED

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                         INVESTMENT MANAGEMENT AGREEMENT

     INVESTMENT MANAGEMENT AGREEMENT dated March 14, 1995 (this "Agreement"), between The Greater China Fund, Inc. (the "Fund"), a Maryland corporation, and Baring International Investment (Far East) Limited, a Hong Kong corporation (the "Investment Manager").

                              W I T N E S S E T H:

     WHEREAS, the Fund is a non-diversified, closed-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Fund desires to employ its capital by investing and reinvesting in investments in accordance with the investment objectives, policies and restrictions set forth in its Registration Statement and in such manner and to such extent as may from time to time be approved by the Board of Directors of the Fund; and

     WHEREAS, the Fund desires to retain the Investment Manager to render investment advisory services, and the Investment Manager desires to provide such services to the Fund, subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

     1. Investment Manager

          1.1 The Fund hereby appoints the Investment Manager to act as investment manager to the Fund. The Investment Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

          1.2 Subject to the supervision and direction of the Board of Directors of the Fund, the Investment Manager will (a) act in accordance with the Fund's Articles of Incorporation, the 1940 Act and the Investment Advisers Act of 1940, as the same may from time to time be amended, (b) manage the Fund's assets in accordance with its investment objectives and policies as stated in the Company's
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Registration Statement as from time to time in effect, (c) make investment decisions and exercise voting rights in respect of portfolio securities for the Fund, and (d) place purchase and sale orders on behalf of the Fund for all investments. In addition, the Investment Manager will furnish the Fund with whatever statistical information the Fund may reasonably request with respect to the securities that the Fund may hold or contemplate purchasing.

          1.3 The Investment Manager shall maintain books and records with respect to the securities transactions of the Fund and shall render to the Fund's Board of Directors such periodic and special reports as the Board of Directors may reasonably request, including a report prior to each meeting of the Board of Directors as to the Investment Manager's then-current and projected investment strategies for the Fund. The Investment Manager agrees that all records which it maintains for the Fund are the property of the Fund's and it will promptly surrender any of such records to the Fund upon the Fund's request. The Investment Manager further agrees to preserve for the periods prescribed by Rule 31a-2 of the Securities and Exchange Commission under the 1940 Act any such records as are required to be maintained by the Investment Manager with respect to the Fund by Rule 31a-1 of the Securities and Exchange Commission under the 1940 Act.

          1.4 The Investment Manager shall provide the Fund's custodian with information as requested relating to all transactions concerning the assets belonging to the Fund, except purchases of and any sales of Fund's shares.

          1.5 Services to be furnished by the Investment Manager under this Agreement may be furnished through the medium of any directors, officers or employees of the Investment Manager.

          1.6 In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Investment Manger a monthly fee at the annual rate of 1.25% of the Fund's average weekly net assets computed on the basis of the Fund's net asset value at the end of each week and payable at the end of each calendar month. Compensation by the Fund of the Investment Manager shall commence on the date of the first receipt by the Fund of the proceeds of the sale of its shares to the U.S. Underwriters and to the Managers as described in the Registration Statement, and the fee for the period from the date the Fund shall first receive the proceeds of the sale

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of its shares to the U.S. Underwriters and the Managers as aforesaid to the end of the month during which proceeds are so received, shall be pro-rated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for the period from the commencement of such month to the date of termination shall be pro-rated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Investment Manager, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Registration Statement as from time to time in effect.

          1.8 The Investment Manager shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Directors of the Fund from time to time, have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

     2. Expenses. The Investment Manager shall bear all expenses of its employees and overhead incurred by it in connection with its duties under this Agreement and shall pay all salaries and fees of the Fund's directors and officers who are interested persons (as defined in the 1940 Act) of the Investment Manager. The Fund will bear all of its own expenses, including expenses of organizing the Fund; fees of the Fund's directors who are not interested persons (as defined in the 1940 Act) of any other party; out-of-pocket travel expenses for all directors and other expenses incurred by the Fund in connection with meetings of directors; interest expense; taxes and governmental fees; brokerage commissions and other expenses incurred in acquiring or disposing of the Fund's portfolio securities; expenses of preparing stock certificates; expenses in connection with the issuance, offering, distribution, sale or underwriting of securities issued by the Fund; expenses of registering and qualifying the Fund's shares for sale with the Securities and Exchange Commission and in various states and foreign jurisdictions; auditing, accounting, insurance and legal costs; custodian, dividend disbursing and transfer agent expenses; expenses of obtaining and maintaining stock exchange listings of the Fund's shares; and the expenses of shareholders' meetings and of the preparation and distribution of proxies and reports to Shareholders.

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     3. Liability and Indemnity. The Investment Manager shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of, or from reckless disregard by it of its obligations and duties under, this Agreement. The Fund agrees to indemnify and hold harmless the Investment Manager and its directors, officers and controlling persons against reasonable legal expenses incurred by each of them in a successful defense against any claims to which the Investment Manager or such person may become subject that arises out of or is based upon the services to be performed by the Investment Manager under this Agreement. The Investment Manager shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by it in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The Investment Manager shall provide to the Fund a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Investment Manager shall provide security in form and amount acceptable to the Fund for its undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is a reason to believe that the Fund will ultimately be found to be entitled to indemnification.

     4. Brokerage. The Investment Manager is authorized to select the brokers and dealers that will execute the purchases and sales of portfolio securities for the Fund and, except as prescribed herein, is directed to use its best judgment to choose the broker most capable of providing the brokerage services necessary to obtain the best available price and most favorable execution, with the

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primary objective being to obtain the execution of each investment transaction at a price and commission which provides the most favorable total cost or proceeds reasonable obtainable under the circumstances. In assessing the best overall terms available for any transaction for the Fund, the Investment Manager will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction and in evaluating the best overall terms available, the Investment Manager may consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Investment Manager or an affiliate exercises investment discretion. For transactions not involving fixed brokerage commissions, the Investment Manager may cause the Fund to pay a broker-dealer which furnishes such research services along with brokerage services a higher commission than that which might be charged by another broker-dealer for affecting the same transactions without providing research services, if the Investment Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise. Unless and until otherwise directed by the Board of Directors of the Fund, the Investment Manager may, when it believes it to be in the best interest of the Fund, pay higher commissions for transactions not involving fixed brokerage commissions that might otherwise be obtainable in recognition of brokerage services felt necessary for the achievement of best available price and most favorable execution.

     5. Services Not Exclusive. It is understood that the services of the Investment Manager are not deemed to be exclusive, and nothing in this Agreement shall prevent the Investment Manager, or any of its affiliates, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund)

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or from engaging in other activities. When other clients of the Investment
Manager desire to purchase or sell a security at the same time such security is purchased or sold for the Fund, such purchases and sales will be allocated among such clients and the Fund in a manner believed by the Investment Manager to be equitable to such clients and the Fund. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund. in addition, the Fund understands that the persons employed by the Investment Manager to assist in the performance of the Investment Manager's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Investment Manager or any affiliate of the Investment Manager to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

     6. The Fund has delivered copies of each of the following documents to the Investment Manager and will promptly notify and deliver to it all future amendments and supplements, if any:

          (a) the Articles of Incorporation of the Fund, filed with the Department of Assessments and Taxation of the State of Maryland on May 11, 1992;

          (b) the By-Laws of the Fund;

          (c) Resolution of the Board of Directors of the Fund authorizing the appointment of the Investment Manager and approving the form of this Agreement;

          (d) Registration Statement under the Securities Act of 1933, as amended, and the 1940 Act on Form N-2, as filed with the Securities and Exchange Commission on May 19, 1992 relating to the Fund and the Fund's shares, and all amendments thereto;

          (e) Notification of Registration of the Fund under the 1940 Act on Form N-8A as filed with the Securities and Exchange Commission on May 11, 1992 and all amendments thereto; and

          (f) Preliminary Prospectus of the Fund dated June 26, 1992.

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     7. Duration and Termination. This Agreement is effective as of the date hereof, and shall continue in effect for until June 30, 1995. If not sooner terminated, this Agreement shall continue in effect for successive periods of twelve months thereafter, provided that each such continuance shall be specifically approved annually by the vote of a majority of the Fund's Board of Directors who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval and either (a) the vote of a majority of the outstanding voting securities of the Fund, or (b) the vote of a majority of the Fund's Board of Directors. Notwithstanding the foregoing, this Agreement may be terminated by the Fund, without the payment of any penalty, upon vote of a majority of the Fund's Board of Directors or a majority of the outstanding voting securities of the Fund, at any time upon not less than 60 days' prior written notice to the Investment Manager, or by the Investment Manager upon not less than 90 days' written notice to the Fund. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940
Act).

     8. Miscellaneous.

          8.1 This Agreement shall be construed in accordance with the laws of the State of New York, provided that nothing herein shall be construed as being inconsistent with the 1940 Act and any rules, regulations and orders thereunder.

          8.2 The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

          8.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to the extent, the provisions of this Agreement shall be deemed to be severable.

          8.4 Nothing herein shall be construed as constituting any party an agent of the Fund or of any other party.

          8.5 This Agreement may be executed simultaneously in two or more counterparts, each of which

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shall be deemed an original, but all of which together shall constitute one and the same original.

          8.6 This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those directors of the Fund who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purposes of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund.
































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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                        THE GREATER CHINA FUND, INC.

                                        By /s/ C. William Maher
                                          --------------------------------------
                                          Name:   C. William Maher
                                          Title:  Treasurer

                                        BARING INTERNATIONAL INVESTMENT
                                          (FAR EAST) LIMITED

                                        By /s/ M.D. Clegg
                                          --------------------------------------
                                          Name:   M.D. Clegg
                                          Title:  Director


























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